Exhibit 10.1

AT-THE-MARKET AGREEMENT

dated as of July 31, 2024

by and between

ATLASCLEAR HOLDINGS CORPORATION

and

TAU INVESTMENT PARTNERS LLC

This AT-THE MARKETAGREEMENT (this “Agreement”) is made and entered into as of the date first above written (the “Effective Date”) by and between ATLASCLEAR HOLDINGS CORPORATION, a Delaware corporation having a principal place of business at 2203 Lois Ave, Ste 814 Tampa FL 33607 (the “Company”) and TAU INVESTMENT PARTNERS LLC, a Delaware Company having an address at 1230 Avenue of the Americas, 16th Floor, New York, NY 10020 (the “Purchaser,” and together with the Company, the “Parties”).

RECITALS

WHEREAS, the Parties desire that, upon the terms and subject to the conditions contained herein, the Company will issue and sell to the Purchaser, and the Purchaser will purchase from the Company, the Security;

WHEREAS, such investment will be made in reliance upon the provisions of Section 4(a)(2) of the Securities Act (“Section 4(a)(2)”) promulgated by the Commission under the Securities Act, and upon such other exemption from the registration requirements of the Securities Act as may be available; and

NOW, THEREFORE, the Parties, intending to be legally bound, agree as follows:

Article I
Definitions.

Section 1.01Definitions.

(a)“Affiliate” means with respect to any Person (i) any company of which over fifty percent (50%) of its issued and voting share capital is owned or controlled, directly or indirectly, by such Person, or (ii) any company which owns or controls, directly or indirectly, over fifty percent (50%) of the issued and voting share capital of such Person, or (iii) any company owned or controlled, directly or indirectly, to the extent of over fifty percent (50%) or more of the issued and voting share capital, by any of the foregoing.

(b)“Agreement” has the meaning set forth in the preamble.

(e)“Code” means the United States Internal Revenue Code of 1986, as amended.

(f)“Commission” shall mean the Securities and Exchange Commission or any successor entity.

(g)“Commission Documents” shall mean, as of a particular date, all reports, schedules, forms, statements and other documents filed by the Company with the Commission pursuant to the reporting requirements of the Exchange Act, including material filed pursuant to Section 13(a) or 15(d) of the Exchange Act, the Registration Statement and the related Prospectus, and shall include all information contained in such filings and all filings incorporated by reference therein.

(h)“Common Shares” means shares of the Company’s common stock, par value $0.0001 per share.

(i)“Company” has the meaning set forth in the preamble.

(j)“Control” means the power, directly or indirectly, either to vote 50.1% or more of the share capital having ordinary voting power for the election of directors of such Person or to direct or cause the direction of the management and policies of such Person, whether by contract or otherwise.

(k)“Environmental Laws” shall have the meaning assigned to such term in Section 3.01(n) hereof.

(l)“Exchange Act” shall mean the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission thereunder.

(m)“GAAP” shall mean generally accepted accounting principles in the United States of America as consistently applied by the Company.

(n)“Indebtedness” shall have the meaning assigned to such term in Section 3.01(i) hereof.

(o)“Knowledge” means the actual knowledge of the Company’s Chief Executive Officer and Chief Financial Officer, after reasonable inquiry of their direct reports.

(p)“Lien” means with respect to any property or asset, any mortgage, lien, pledge, charge, security interest, option, adverse claim, restriction on title or transfer, encroachments, occupancy rights, or other encumbrance of any kind or character in respect of such property or asset, and any agreement to create any of the foregoing.

(q)“Material Adverse Effect” shall mean (i) any effect on the business, operations, properties or condition (financial or otherwise) of the Company that is material and adverse to the Company and its Affiliates, taken as a whole, or (ii) any condition, circumstance, or situation that would prohibit or otherwise materially interfere with the ability of the Company to enter into and perform any of its obligations under this Agreement in any material respect; provided, however, that in the case of clause (i), none of the following shall be taken into account in determining whether a Material Adverse Effect has occurred: any events, changes or effects (a) occurring in economic or political conditions or the financing, banking, currency or capital markets in general; (b) occurring generally in, or generally affecting, the industries or the markets in which the Company conducts business; (c) resulting from changes in laws or orders or approvals of governmental authorities, or accounting requirements or principles, or any interpretation thereof, after the date hereof; (d) resulting from an outbreak or escalation of hostilities involving any country where the Company does business, the declaration by any country where the Company does business of a national emergency or war, or the occurrence of any acts of terrorism and any actions or reactions thereto in such country; (e) resulting from any natural disaster; (f) resulting from any failure of the Company to meet any projections or forecasts (provided that this clause (f) shall not by itself exclude the underlying causes of any such failure); or (g) due to any epidemic, pandemic, disease outbreak (including COVID-19) or other health crisis or public health event, or the worsening of any of the foregoing; provided, further, that notwithstanding the foregoing, with respect to clauses (a), (b), (c), (d), (e) and (f) above, any such event, change or effect shall be taken into account in determining whether a Material Adverse Effect has occurred to the extent such event, change or effect materially disproportionately and adversely affects the Company as compared to other participants in industries or markets in which the Company operates.

(r)“Registration Statement” shall mean the registration statement on Form S-1 or Form S-3 under the Securities Act (which may include an amendment to an existing registration statement) to be filed by the Company with the Commission with respect to the registration for resale of at least 10,000,000 Common Shares of the Purchaser less the Sold Shares.

(s)“Securities Act” shall mean the Securities Act of 1933, as amended, and the rules and regulations of the Commission thereunder.

(t)“Sold Shares” shall mean Common Shares that are beneficially owned (as defined in Rule 13d-3 under the Exchange Act) by the Purchaser as of the date of this Agreement that the Purchaser, in the exercise of its sole discretion, sells before the Closing.

(u)“Subsidiary” shall mean any corporation or other entity of which at least a majority of the securities or other ownership interest having ordinary voting power (absolutely or contingently) for the election of directors or other Persons performing similar functions are at the time owned directly or indirectly by the Company and/or any of its other Subsidiaries.

(v)“Trading Day” shall mean, as applicable, (x) with respect to all price or trading volume determinations relating to the Common Shares, any day on which the Common Shares are traded on the Principal Market, or, if the Principal Market is not the principal trading market for the Common Shares, then on the principal securities exchange or securities market on which the Common Shares are then traded, provided that “Trading Day” shall not include any day on which the Common Shares are scheduled to trade on such exchange or market for less than 4.5 hours or any day that the Common Shares are suspended from trading during the final hour of trading on such exchange or market (or if such exchange or market does not designate in advance the closing time of trading on such exchange or market, then during the hour ending at 4:00:00 p.m., New York time) unless such day is otherwise designated as a Trading Day in writing by the Purchaser or (y) with respect to all determinations other than price and trading volume determinations relating to the Common Shares, any day on which the New York Stock Exchange (or any successor thereto) is open for trading of securities.

Article II
PURCHASE AND SALE OF SHARES

Section 2.01Purchase and Sale of Shares.

(a)Commitment Amount. The Investor shall commit to purchase up to $10 million of Common Stock of the Company over the course of 24 months from the date of entry into definitive documents. The Company shall have the right, but not the obligation, to sell Common Stock to the Investor. Each right to sell Common Stock is called an “Advance.” Each Advance may be up to the greater of (i) 100,000 shares or (ii) such amount as is equal to 50% of the average daily volume traded of the common shares during the 30 trading days immediately prior to the date the Company requests each Advance. The amount of Advance can be increased at mutual consent of the Company and the Investor. In no event shall the number of shares sold to the Investor cause the aggregate number of shares of Common Stock beneficially owned by the Investor and its affiliates at any one time to exceed 4.99% of the Company.

(b) Advance Notice. To request an Advance, the Company will submit a written notice (an “Advance Notice”) to the Investor. The Advance Notice will specify the amount of the Advance in shares. The Investor shall be irrevocably bound to purchase shares from the Company subject to each valid Advance Notice. Subsequent Advance Notices may be delivered to the Investor after the completion of the preceding Advance.

(c) Purchase Price. The Company will sell to the Investor the Common Stock at a Purchase Price equal to 97% of the lowest VWAP of the Common Stock during a pricing period of 3 consecutive trading days commencing on the trading day the Advance Notice is received by the Investor, if it is received by 9:00 a.m. EST, or the immediately following trading day if received after 9:00 a.m. If the VWAP on any trading day during a pricing period under is below a minimum price set by the Company in connection with each Advance Notice (the “MAP”) then for each such trading day (i) the requested Advance amount shall automatically be reduced by an amount equal to 33% of the original requested Advance amount and (ii) such day shall not be factored into the determination of the Market Price.

(d) Advance Closing Date. At the end of each Pricing Period the Company will deliver the shares sold to the Investor against payment of the Purchase Price by the Investor to the Company’s designated account by wire transfer of immediately available funds.

(e) Sales Reporting. On a weekly basis, the Investor agrees to provide trading transparency reflective of shares long, shares sold and average sales price.

(f) Registration. The Company shall prepare and file a resale registration statement for the Investor’s resale of shares of Common Stock to be issued to the Investor under the ATM and Commitment Fee. The registration statement shall be effective before the Company may begin giving Advance Notices. The Company shall pay all offering expenses in connection with the registration, issuance, and listing of the shares.

(g) Commitment Fee: The Company will issue to the Investor a fee equal to 1.25% of the Commitment Amount (the “Commitment Fee”) due in shares upon closing based on the closing price on the day prior to approval of the S-1.

(h) Conditions: Each Advance shall be conditional upon the continued effectiveness of a registration statement pursuant to which the Investor may freely sell the shares to be received.

(i) Confidentiality: The terms contained herein shall not be disclosed by the Company to any person or entity, except (i) to the employees and legal and financial advisers of the Company for the purposes of this proposed transaction who have a need to know the information and who are made aware of and agree to be bound by this confidentiality obligation, and (ii) as may be required by law.

Article III
REPRESENTATIONS AND WARRANTIES

Section 3.01Representations and Warranties of the Company. The Company hereby makes the following representations and warranties to the Purchaser as of the Effective Date and as of the Closing Date, except (i) where the representation is expressly made only as of the Effective Date; (ii) with respect to the Effective Date, to the extent stated otherwise in any Commission Documents filed as of the Effective Date (it being understood that any such Commission Documents shall be deemed to be incorporated into the Schedules); or (iii) with respect to the Closing Date, to the extent stated otherwise in any updates to the Schedules provided by the Company or in any Commission Documents filed through such time (it being understood that any Commission Documents shall be deemed to be incorporated into such Schedules as of their respective dates of filing with the Commission):

(a)Organization, Good Standing and Power. The Company is a corporation validly existing and in good standing under the laws of its jurisdiction of incorporation and has the requisite corporate power and authority to own, lease and operate its properties and assets and to conduct its business as it is now being conducted. All Company Subsidiaries are duly formed, validly existing and in good standing under the laws of their respective jurisdictions of formation and have the requisite corporate power and authority to own, lease and operate their respective properties and assets and to conduct their respective business as it is now being conducted. The Company and each of its Subsidiaries is duly qualified as a foreign corporation to do business and is in good standing in every jurisdiction in which the nature of the business conducted or property owned by it makes such qualification necessary, except where the failure to be so qualified, authorized or in good standing would not have a Material Adverse Effect.

(b)Authorization, Enforcement. The Company has the requisite corporate power and authority to enter into and perform this Agreement and to issue and sell the Security in accordance with the terms hereof. The execution, delivery and performance of this Agreement by the Company and the consummation by it of the transactions contemplated hereby have been duly and validly authorized by all necessary corporate action, and no further consent or authorization of the Company or its Board of Directors or shareholders is required. This Agreement has been duly executed and delivered by the Company. This Agreement constitutes, or shall constitute when executed and delivered, a valid and binding obligation of the Company enforceable against the Company in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, liquidation, conservatorship, receivership or similar laws relating to, or affecting generally the enforcement of, creditor’s rights and remedies or by other equitable principles of general application.

(c)Capitalization. The authorized equity capital of the Company and the shares thereof issued and outstanding are as set forth in the Commission Documents as of the date of such Commission Documents in all material respects. Except as set forth in the Commission Documents, no holders of Common Shares are entitled to preemptive rights or registration rights, and there are no outstanding options, warrants, scrip, rights to subscribe to, call or commitments of any character whatsoever relating to, or securities or rights convertible into, any shares of equity capital of the Company. Furthermore, except as set forth in the Commission Documents, there are no contracts, commitments, understandings, or arrangements by which the Company is or may become bound to issue additional equity shares of the Company or options, securities or rights convertible into equity shares of the Company. Except for customary transfer restrictions contained in agreements entered into by the Company in order to sell restricted securities or as set forth in the Commission Documents, the Company is not a party to, and it has no Knowledge of, any agreement restricting the voting or transfer of any equity shares of the Company, except for voting restrictions on non-US Citizen holders of shares in the Company set forth in the Company’s certificate of incorporation and bylaws. The offer and sale of all equity shares, convertible securities, rights, warrants, or options of the Company complied in all material respects with all applicable federal and state securities laws. No shareholder of the Company has a right of rescission or damages with respect to the offer and sale of equity shares, convertible securities, rights, warrants or options of the Company. Except as is or will be set forth in the Commission Documents, there are no securities or instruments containing anti-dilution or similar provisions that will be triggered by this Agreement or the consummation of the transactions described herein or therein.

(d)Issuance of Shares. All of the Underlying Shares will be duly and validly authorized, fully paid and non-assessable.

(e)No Conflicts. The execution, delivery and performance of this Agreement by the Company and the consummation by the Company of the transactions contemplated herein do not (i) violate any provision of the Company’s Organizational Documents, (ii) conflict with, result in a breach or violation of any of the terms or provisions of, or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, any material agreement, mortgage, deed of trust, indenture, note, bond, license, lease agreement, instrument or obligation to which the Company is a party or is bound, (iii) create or impose a lien, charge or encumbrance on any property or assets of the Company under any agreement or any commitment to which the Company is a party or by which the Company is bound or by which any of its respective properties or assets are bound, or (iv) result in a violation of any federal, state, local or foreign statute, rule, regulation, order, judgment or decree (including federal and state securities laws and regulations) applicable to the Company or by which any property or asset of the Company are bound or affected, except in the case of subsections (ii), (iii) and (iv) if it would not result in a Material Adverse Effect. The Company is not required under federal, state or local law, rule or regulation to obtain any consent, authorization or order of, or make any filing or registration with, any court or governmental agency in order for it to execute, deliver or perform any of its obligations under this Agreement, or issue and sell the Security or the Underlying Shares to the Purchaser in accordance with the terms hereof (other than any filings which may be required to be made by the Company with the Commission or the Principal Market subsequent to the Effective Date, including the Registration Statement and any registration statement, amendment, prospectus or prospectus supplement which may be filed pursuant hereto); provided, however, that, for purposes of the representation made in this sentence, the Company is assuming and relying upon the accuracy of the representations, warranties and agreements of the Purchaser herein.

(f)Commission Documents, Financial Statements. Since July 27, 2023, the Company has timely filed all Commission Documents (giving effect to permissible extensions in accordance with Rule 12b-25 under the Exchange Act). The Company has not provided to the Purchaser any information which, according to applicable law, rule or regulation, should have been disclosed publicly by the Company but which has not been so disclosed, other than with respect to the transactions contemplated by this Agreement. As of their respective filing dates, the Commission Documents complied in all material respects with the requirements of the Exchange Act and other federal, state and local laws, rules and regulations applicable to them, and, as of their respective dates, the Commission Documents did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. The financial statements of the Company included in the Commission Documents comply as to form in all material respects with applicable accounting requirements and the published rules and regulations of the Commission or other applicable rules and regulations with respect thereto. Such financial statements have been prepared in accordance with GAAP applied on a consistent basis during the periods involved (except (i) as may be otherwise indicated in such financial statements or the notes thereto or (ii) in the case of unaudited interim statements, to the extent they may not include footnotes or may be condensed or summary statements), and fairly present in all material respects the financial position of the Company as of the dates thereof and the results of operations and cash flows for the periods then ended (subject, in the case of unaudited statements, to normal year-end audit adjustments).

(g)No Material Adverse Effect. No Material Adverse Effect has occurred or exists with respect to the Company.

(h)No Undisclosed Liabilities. The Company has no liabilities, obligations, claims or losses (whether liquidated or unliquidated, secured or unsecured, absolute, accrued, contingent or otherwise) that would be required to be disclosed on a balance sheet of the Company or any Subsidiary (including the notes thereto) in conformity with GAAP that are not disclosed in the Commission Documents other than liabilities incurred in the ordinary course of business since the date of such Commission Documents which, individually and in the aggregate, are not material to the Company’s business.

(i)Indebtedness. The Commission Documents set forth all outstanding secured and unsecured Indebtedness of the Company, or for which the Company has commitments, in each case through the date to which such Commission Document applies. For the purposes of this Agreement, “Indebtedness” shall mean (a) any liabilities for borrowed money or amounts owed in excess of $1,000,000 (other than trade accounts payable incurred in the ordinary course of business), (b) all guaranties, endorsements, indemnities and other contingent obligations in respect of Indebtedness of others in excess of $1,000,000, whether or not the same are or should be reflected in the Company’s balance sheet (or the notes thereto), except guaranties by endorsement of negotiable instruments for deposit or collection or similar transactions in the ordinary course of business; and (c) the present value of any lease payments in excess of $1,000,000 due under leases required to be capitalized in accordance with GAAP. The Company is not in default with respect to any Indebtedness, except as set forth in the Commission Documents. The Company has not taken any steps, and does not currently expect to take any steps, to seek protection pursuant to Title 11 of the Code, or other similar federal or state or other applicable bankruptcy law or law for the relief of debtors, nor does the Company have any Knowledge that its creditors intend to initiate involuntary bankruptcy, insolvency, reorganization or liquidation proceedings or other proceedings for relief under any such bankruptcy law or law for the relief of debtors. The Company is financially solvent and is generally able to pay its debts as they become due.

(j)Actions Pending. There is no action, suit, claim, investigation or proceeding pending or, to the Knowledge of the Company, threatened against the Company or any Subsidiary which questions the validity of this Agreement or the transactions contemplated hereby or thereby or any action taken or to be taken pursuant hereto or thereto. Except as set forth in the Commission Documents, there is no material action, suit, claim, investigation or proceeding pending or, to the Knowledge of the Company, threatened, against or involving the Company, any Subsidiary or any of their respective properties or assets, or involving any officers or directors of the Company or any Subsidiary, including, without limitation, any securities class action lawsuit or shareholder derivative lawsuit related to the Company. Except as set forth in the Commission Documents and on Schedule 3.01(l) attached hereto, no material judgment, order, writ, injunction or decree or award has been issued by or, to the Knowledge of the Company, requested of any court, arbitrator or governmental agency.

(k)Compliance with Law. The business of the Company has been and is presently being conducted in accordance with all material applicable federal, state and local governmental laws, rules, regulations and ordinances in all material respects. The Company has all material franchises, permits, licenses, consents and other governmental or regulatory authorizations and approvals necessary for the conduct of its business as now being conducted by it. The Company is not in violation of any material judgment, decree or order or any statute, ordinance, rule or regulation applicable to the Company, and the Company will not conduct its business in violation of any of the foregoing.

(l)Certain Fees. No brokers, finders or financial advisory fees or commissions will be payable by the Company or any Subsidiary with respect to the transactions contemplated by this Agreement.

(m)Operation of Business. To its Knowledge, the Company owns or controls all patents, trademarks, service marks, trade names, copyrights, licenses and authorizations of the Company, and all rights with respect to the foregoing, which are reasonably necessary for the conduct of its business as now conducted without, to the Company’s Knowledge, any material conflict with the rights of others. The Company possesses such material permits, licenses, approvals, consents and other authorizations (including licenses, accreditation and other similar documentation or approvals of any local health departments) issued by the appropriate federal, state, local or foreign regulatory agencies or bodies as are reasonably necessary to conduct the business now operated by it (collectively, “Governmental Licenses”). The Company is in material compliance with the terms and conditions of all such Governmental Licenses, except as otherwise disclosed in the Commission Documents. All of the Governmental Licenses are valid and in full force and effect, except as otherwise disclosed in the Commission Documents. Except as set forth in the Commission Documents, the Company has not received any written notice of proceedings relating to the revocation or modification of any such Governmental Licenses.

(n)Environmental Compliance. Except as disclosed in the Commission Documents, the Company has obtained all material approvals, authorization, certificates, consents, licenses, orders and permits or other similar authorizations of all governmental authorities, or from any other Person, that are required under any Environmental Laws. “Environmental Laws” shall mean all applicable laws relating to the protection of the environment including, without limitation, all requirements pertaining to reporting, licensing, permitting, controlling, investigating or remediating emissions, discharges, releases or threatened releases of hazardous substances, chemical substances, pollutants, contaminants or toxic substances, materials or wastes, whether solid, liquid or gaseous in nature, into the air, surface water, groundwater or land, or relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of hazardous substances, chemical substances, pollutants, contaminants or toxic substances, material or wastes, whether solid, liquid or gaseous in nature. To the best of the Company’s Knowledge, there are no past or present events, conditions, circumstances, incidents, actions or omissions relating to or in any way affecting the Company that violate or could reasonably be expected to violate any Environmental Law or that could reasonably be expected to give rise to any environmental liability, or otherwise form the basis of any claim, action, demand, suit, proceeding, hearing, study or investigation (i) under any Environmental Law, or (ii) based on or related to the manufacture, processing, distribution, use, treatment, storage (including, without limitation, underground storage tanks), disposal, transport or handling, or the emission, discharge, release or threatened release of any hazardous substance.

(o)Material Agreements. The Company is not a party to any written or oral contract, instrument, agreement, commitment, obligation, plan or arrangement, a copy of which would be required to be filed with the Commission as an exhibit to an Annual Report on Form 10-K (collectively, “Material Agreements”) which has not been furnished or disclosed to the Purchaser or filed or disclosed in the Commission Documents. The Company has in all material respects performed all the obligations required to be performed by it to date under the Material Agreements, has received no notice of default by the Company thereunder and, to the best of the Company’s Knowledge, is not in default under any Material Agreement now in effect.

(p)Securities Act. The Registration Statement, on the date it is filed with the Commission, on the Closing Date and on the date it is declared effective by the Commission (or becomes effective pursuant to Section 8 of the Securities Act) shall comply in all material respects with the requirements of the Securities Act and shall not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein not misleading, except that this representation and warranty shall not apply to statements in or omissions from the Registration Statement made in reliance upon and in conformity with information relating to the Purchaser furnished to the Company in writing by or on behalf of the Purchaser expressly for use therein. The Prospectus shall comply in all material respects with the requirements of the Securities Act (including, without limitation, Rule 424(b) under the Securities Act) and shall not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading, except that this representation and warranty shall not apply to statements in or omissions from the Prospectus made in reliance upon and in conformity with information relating to the Purchaser furnished to the Company in writing by or on behalf of the Purchaser expressly for use therein.

(q)Employees. The Company does not have any collective bargaining arrangements or other agreements covering substantially all of its employees, except as set forth in the Commission Documents. Except as disclosed in the Commission Documents, no officer or key employee of the Company has terminated or, to the Knowledge of the Company, has any present intention of terminating his or her employment or engagement with the Company.

(r)Investment Company Act Status. The Company is not, and as a result of the consummation of the transactions contemplated by this Agreement shall not be required to be registered as, an “investment company” or a company “controlled” by an “investment company,” within the meaning of the Investment Company Act of 1940, as amended.

(s)ERISA. No liability has been incurred with respect to any Plan by the Company. No “prohibited transaction” (as defined in Section 406 of ERISA or Section 4975 of the Code) or “accumulated funding deficiency” (as defined in Section 302 of ERISA) or any of the events set forth in Section 4043(b) of ERISA has occurred with respect to any Plan, and the execution and delivery of this Agreement and the issuance and sale of the securities hereunder shall not result in any of the foregoing events. Each Plan is in compliance in all material respects with applicable law, including ERISA and the Code; the Company has not incurred and does not expect to incur liability under Title IV of ERISA with respect to the termination of, or withdrawal from, any Plan; and each Plan for which the Company would have any liability that is intended to be qualified under Section 401(a) of the Code is so qualified in all material respects and nothing has occurred, whether by action or failure to act, which would cause the loss of such qualifications. As used in this Section 3.01(s), the term “Plan” shall mean an “employee pension benefit plan” (as defined in Section 3 of ERISA) which is or has been established or maintained, or to which contributions are or have been made, by the Company or any Subsidiary or by any trade or business, whether or not incorporated, which, together with the Company or any Subsidiary, is under common control, as described in Section 414(b) or (c) of the Code.

(t)Taxes. The Company (i) has filed all necessary federal, state and foreign income and franchise tax returns or has duly requested extensions thereof, (ii) has paid all federal, state, local and foreign taxes due and payable for which it is liable, except to the extent that any such taxes are being contested in good faith and by appropriate proceedings, and (iii) does not have any tax deficiency or claims outstanding or assessed or, to the Company’s Knowledge, proposed against it. There are no unpaid taxes in any material amount claimed to be due by the taxing authority of any jurisdiction, and the officers of the Company know of no basis for any such claim. The Company is not operated in such a manner as to qualify as a “passive foreign investment company” as defined in Section 1297 of the Code.

(u)U.S. Real Property Holding Corporation. The Company is not, nor has it ever been, and so long as any of the securities are held by the Purchaser, shall not become a U.S. real property holding corporation within the meaning of Section 897 of the Code.

(v)Exemption from Registration; Valid Issuances. Subject to, and in reliance on, the representations, warranties and covenants made herein by the Purchaser, the offer and sale of the Security and the Underlying Shares in accordance with the terms and conditions of this Agreement and the Security is exempt from the registration requirements of the Securities Act pursuant to Section 4(a)(2); provided, however, that at the request of and with the express agreement of the Purchaser, the Underlying Shares will be delivered to the Purchaser via book entry through the Depository Trust Company. Neither the offer and sale of the Security and the Underlying Shares pursuant to, nor the Company’s performance of its obligations under, this Agreement shall (i) result in the creation or imposition of any Liens, charges, claims or other encumbrances upon the Security or the Underlying Shares, or (ii) entitle the holders of any outstanding equity shares of the Company to preemptive or other rights to subscribe to or acquire Common Shares or other securities of the Company.

(w)No Integrated Offering. None of the Company or any of its Affiliates, nor any Person acting on their behalf has, directly or indirectly, made any offers or sales of any security or solicited any offers to buy any security, under circumstances that would require registration of the issuance of the Security or Underlying Shares under the Securities Act, whether through integration with prior offerings or otherwise, or cause this offering of the Security to require approval of shareholders of the Company under any applicable shareholder approval provisions, including, without limitation, under the rules and regulations of the Principal Market. None of the Company, nor its Affiliates, nor any Person acting on their behalf will take any action or steps referred to in the preceding sentence that would require registration of the issuance of any of the securities under the Securities Act or cause the offering of the Security to be integrated with other offerings.

(x)Manipulation of Price. Neither the Company nor any of its officers, directors or Affiliates has, and, to the Knowledge of the Company, no Person acting on their behalf has, (i) taken, directly or indirectly, any action designed or intended to cause or to result in the stabilization or manipulation of the price of any security of the Company, or which caused or (ii) resulted in, or which would in the future reasonably be expected to cause or result in, the stabilization or manipulation of the price of any security of the Company, in each case to facilitate the sale or resale of any of the Security or the Underlying Shares, or (iii) sold, bid for, purchased, or paid any compensation for soliciting purchases of, any of the Underlying Shares. Neither the Company nor any of its officers, directors or Affiliates will, during the term of this Agreement, and, to the Knowledge of the Company, no Person acting on their behalf will, during the term of this Agreement, take any of the actions referred to in the immediately preceding sentence.

(y)Foreign Corrupt Practices Act. None of the Company, any Subsidiary or, to the Knowledge of the Company, any director, officer, agent, employee, Affiliate or other Person acting on behalf of the Company, is aware of or has taken any action, directly or indirectly, that would result in a violation by such Persons of the Foreign Corrupt Practices Act of 1977, as amended, and the rules and regulations thereunder (collectively, the “FCPA”), including, without limitation, making use of the mails or any means or instrumentality of interstate commerce corruptly in furtherance of an offer, payment, promise to pay or authorization of the payment of any money, or other property, gift, promise to give, or authorization of the giving of anything of value to any “foreign official” (as such term is defined in the FCPA) or any foreign political party or official thereof or any candidate for foreign political office, in contravention of the FCPA. The Company has conducted its business in compliance with the FCPA.

(z)Money Laundering Laws. The operations of the Company is and has been conducted at all times in compliance with applicable financial recordkeeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the money laundering statutes of all jurisdictions, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency (collectively, the “Money Laundering Laws”) and, to the Knowledge of the Company, no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company with respect to the Money Laundering Laws is pending or threatened.

(aa)OFAC. None of the Company or, to the Knowledge of the Company, any director, officer, agent, employee, Affiliate or Person acting on behalf of the Company is currently subject to any U.S. sanctions administered by the Office of Foreign Assets Control of the U.S. Treasury Department (“OFAC”); and the Company will not directly or indirectly use the proceeds of the offering, or lend, contribute or otherwise make available such proceeds to any Subsidiary, joint venture partner or other Person, for the purpose of financing the activities of any Person currently subject to any U.S. sanctions administered by OFAC.

Section 3.02 Representatives and Warranties of the Purchaser. The Purchaser hereby makes the following representations and warranties to the Company as of the Effective Date and as of the Closing Date:

(a)Organization and Standing of the Purchaser. The Purchaser is a duly formed, validly existing and in good standing under the laws of Delaware.

(b)Authorization and Power. The Purchaser has the requisite corporate power and authority to enter into and perform this Agreement and to purchase the Security in accordance with the terms hereof. The execution, delivery and performance of this Agreement by Purchaser and the consummation by it of the transactions contemplated hereby have been duly authorized by all necessary corporate action, and no further consent or authorization of the Purchaser, or the Board of Directors or shareholders of the Purchaser is required. This Agreement has been duly executed and delivered by the Purchaser. This Agreement constitutes, or shall constitute when executed and delivered, a valid and binding obligation of the Purchaser, enforceable against the Purchaser in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, liquidation, conservatorship, receivership, or similar laws relating to, or affecting generally the enforcement of, creditor’s rights and remedies or by other equitable principles of general application.

(c)No Conflicts. The execution, delivery and performance of this Agreement, and the consummation by the Purchaser of the transactions contemplated hereby and thereby or relating hereto or thereto, do not and will not (i) result in a violation of the Purchaser’s charter documents or bylaws or (ii) conflict with, or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, any material agreement, mortgage, deed of trust, indenture, note, bond, license, lease agreement, instrument or obligation to which the Purchaser is a party, (iii) create or impose a lien, charge or encumbrance on any property of the Purchaser under any agreement or any commitment to which the Purchaser is party or by which the Purchaser is bound or by which any of its properties or assets are bound, or (iv) result in a violation of any law, rule, or regulation, or any order, judgment or decree of any court or governmental agency applicable to the Purchaser or any of its properties, except for such conflicts, defaults and violations as would not, individually or in the aggregate, prohibit or otherwise interfere with the ability of the Purchaser to enter into and perform its obligations under this Agreement in any material respect. The Purchaser is not required to obtain any consent, authorization or order of, or make any filing or registration with, any court or governmental agency in order for it to execute, deliver or perform any of its obligations under this Agreement or to purchase the Security in accordance with the terms hereof; provided, however, that for purposes of the representation made in this sentence, the Purchaser is assuming and relying upon the accuracy of the representations, warranties and agreements of the Company herein.

(e)Financial Risks. The Purchaser acknowledges that it is able to bear the financial risks associated with an investment in the Security. The Purchaser is capable of evaluating the risks and merits of an investment in the Security by virtue of its experience as an investor and its knowledge, experience, and sophistication in financial and business matters, and the Purchaser is capable of bearing the entire loss of its investment in the Security.

(f)Information. The Purchaser and its advisors, if any, have been furnished with all materials relating to the business, finances and operations of the Company and materials relating to the offer and sale of the Security which have been requested by the Purchaser. The Purchaser and its advisors, if any, have been afforded the opportunity to ask questions of the Company. The Purchaser has sought such accounting, legal and tax advice as it has considered necessary to make an informed investment decision with respect to its acquisition of the Security. The Purchaser understands that it (and not the Company) shall be responsible for its own tax liabilities that may arise as a result of this investment or the transactions contemplated by this Agreement.

Article IV
COVENANTS

The Company covenants with the Purchaser, and the Purchaser covenants with the Company, as follows, which covenants of one Party are for the benefit of the other Party, during the period commencing on the date hereof until the date that the Purchaser informs the Company that it has sold its entire interest in the Security and the Underlying Shares (such date, the “End Date”).

Section 4.01 Securities Compliance. The Company shall notify the Commission and the Principal Market, if applicable, in accordance with their rules and regulations, of the transactions contemplated by this Agreement and shall take all other necessary action and proceedings as may be required and permitted by applicable law, rule and regulation, for the legal and valid issuance of the Security and the Underlying Shares to the Purchaser. The Company shall take such action, if any, as is reasonably necessary in order to obtain an exemption for or to qualify any subsequent resale of the Security and the Underlying Shares by the Purchaser under applicable securities or “Blue Sky” laws of the states of the United States of America in such states as is reasonably requested by the Purchaser from time to time, and shall provide evidence of any such action so taken to the Purchaser.

Section 4.02 Registration and Listing. The Company will comply in all material respects with its reporting and filing obligations under the Exchange Act and take all action necessary to maintain compliance with such reporting and filing obligations, and will not take any action or file any document (whether or not permitted by the Securities Act or the Exchange Act) to terminate or suspend such registration or to terminate or suspend its reporting and filing obligations under the Exchange Act or Securities Act, except as permitted herein. The Company will take all action necessary to maintain the listing of the Common Shares on the Principal Market or any relevant market or system, if applicable, and will comply in all respects with the Company’s reporting, filing and other obligations under the bylaws or rules of the Principal Market or any relevant market or system.

Section 4.03Compliance with Laws; Volume Limitations. The Purchaser shall comply in all material respects with all applicable laws, rules, regulations and orders in connection with this Agreement and the transactions contemplated hereby and thereby. On any Trading Day, the Purchaser shall restrict the volume of sales of Common Shares beneficially owned (as defined in Rule 13d-3 under the Exchange Act by the Purchaser, its Affiliates and any entity managed by the Purchaser (together, the “Holder Entities”) to 1/10th of the daily volume of Common Shares traded on the Principal Market during the immediately preceding Trading Day. For the avoidance of doubt, the foregoing restriction shall apply to sales of Underlying Shares and sales of Common Shares that are beneficially owned by the Holder Entities as of the date of this Agreement in the aggregate. For purposes of this Section 4.03, “beneficially owned” shall have the meaning provided in Rule 13d-3 under the Exchange Act.

Section 4.04Registration Statement. The Company shall cause the Registration Statement to be filed within ten (10) business days of the date of the filing of the Company’s Annual Report on Form 10-K for the year ended December 31, 2023 (the “2023 Form 10-K”) with the Commission and shall use commercially reasonable efforts to ensure that the Registration Statement be declared effective (i) within sixty (60) calendar days of the date of the filing of such 2023 Form 10-K (the “Registration Deadline”) and (ii) no more than five (5) calendar days following the Closing Date. The Company shall use commercially reasonable efforts to keep the Registration Statement effective until the date on which all of the Underlying Shares have been sold pursuant thereto or may be freely tradeable by non-Affiliates without such registration.

Section 4.05 Other Agreements . The Company shall not enter into any agreement in which the terms of such agreement would restrict or impair the right to perform of the Company or any Subsidiary under this Agreement.

Section 4.06Non-Public Information. Neither the Company, nor any of its directors, officers or agents (at its direction) shall disclose any material non-public information about the Company to the Purchaser.

Section 4.07Stop Orders. Subject to Section 4.06, during the period commencing on the effectiveness of the Registration Statement and ending on the End Date, the Company will advise the Purchaser promptly and, if requested by the Purchaser, will confirm such advice in writing: (i) of the Company’s receipt of notice of any request by the Commission for amendment of or a supplement to the Registration Statement, any related prospectus or for additional information; (ii) of the Company’s receipt of notice of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or of the suspension of qualification of the Underlying Shares for offering or sale in any jurisdiction or the initiation of any proceeding for such purpose; and (iii) of the Company becoming aware of the happening of any event, which makes any statement of a material fact made in the Registration Statement (as then amended or supplemented) untrue or which requires the making of any additions to or changes in the Registration Statement (as then amended or supplemented) in order to state a material fact required by the Securities Act to be stated therein or necessary in order to make the statements therein not misleading. If at any time the Commission shall issue any stop order suspending the effectiveness of the Registration Statement, the Company will make commercially reasonable efforts to obtain the withdrawal of such order at the earliest possible time.

Section 4.08Amendments to the Registration Statement; Prospectus Supplements. Except as provided in this Agreement and other than periodic reports required to be filed pursuant to the Exchange Act, the Company shall not file with the Commission any amendment to the Registration Statement (whether prior to or after effectiveness of the Registration Statement) that relates to the Purchaser, this Agreement or the transactions contemplated hereby, or file with the Commission any Prospectus Supplement that relates to the Purchaser, this Agreement or the transactions contemplated hereby with respect to which (a) the Purchaser shall not previously have been advised, (b) the Company shall not have given due consideration to any comments thereon received from the Purchaser or its counsel, or (c) the Purchaser shall reasonably object after being so advised, unless it is necessary to amend the Registration Statement or make any supplement to the Prospectus to comply with the Securities Act or any other applicable law or regulation, in which case the Company shall promptly so inform the Purchaser, the Purchaser shall be provided with a reasonable opportunity to review and comment upon any disclosure relating to the Purchaser and the Company shall expeditiously furnish to the Purchaser an electronic copy thereof. In addition, for so long as, in the reasonable opinion of counsel for the Purchaser, the Prospectus (or in lieu thereof, the notice referred to in Rule 173(a) under the Securities Act) is required to be delivered in connection with any sales of registrable securities by the Purchaser, the Company shall not file any Prospectus Supplement without delivering or making available a copy of such Prospectus Supplement to the Purchaser promptly. Upon receipt of an amendment to the Registration Statement or Prospectus Supplement from the Company or its counsel, the Purchaser shall promptly review such document and provide comments to the Company or its counsel regarding such document, if any, within a reasonable period of time.

Article V
CLOSING CERTIFICATE; CONDITIONS TO THE SALE AND PURCHASE OF THE SECURITY

Section 5.01 Conditions Precedent to the Obligation of the Company to Sell the Security. The obligation hereunder of the Company to issue and sell the Security to the Purchaser is subject to the satisfaction or waiver of each of the conditions set forth below. These conditions are for the Company’s sole benefit and may be waived by the Company at any time in its sole discretion.

(a)Accuracy of the Purchaser’s Representations and Warranties. Except for representations and warranties that are expressly made as of a particular date, the representations and warranties of the Purchaser in this Agreement shall be true and correct in all material respects as of the Effective Date and the Closing Date as though made at that time.

(b)Performance by the Purchaser. The Purchaser shall have performed, satisfied and complied in all material respects with all covenants, agreements and conditions required by this Agreement to be performed, satisfied or complied with by the Purchaser at or prior to the Closing Date.

(d)No Injunction. No statute, regulation, executive order, decree, ruling or injunction shall have been enacted, entered, promulgated or endorsed by any court or governmental authority of competent jurisdiction which prohibits the consummation of any of the transactions contemplated by this Agreement.

(e)No Proceedings or Litigation. No action, suit or proceeding before any arbitrator or any governmental authority shall have been commenced, and no investigation by any governmental authority shall have been threatened, against the Company or any of the officers, directors or Affiliates of the Company seeking to restrain, prevent or change the transactions contemplated by this Agreement, or seeking damages in connection with such transactions.

Section 5.03Conditions Precedent to the Obligation of the Purchaser to Purchase the Security. The obligation hereunder of the Purchaser to acquire and pay for the Security is subject to the satisfaction or waiver, at or before the Closing of each of the conditions set forth below. The conditions are for the Purchaser’s sole benefit and may be waived by the Purchaser at any time in its sole discretion.

(a)Accuracy of the Company’s Representations and Warranties. (i) The Fundamental Representations will be true and correct in all but de minimis respects as of the Effective Date and the Closing Date; and (ii) other than with respect to the Fundamental Representations, the representations and warranties of the Company set forth in ARTICLE III (without giving effect to any “material,” “materiality,” “Material Adverse Effect” or similar qualification contained in such representations or warranties) will be true and correct as of the Effective Date and the Closing Date, except for such failures to be true and correct as would not have, in the aggregate, a Material Adverse Effect; provided, however, that, with respect to clauses (i) and (ii) above, representations and warranties that are made as of a particular date or period will be true and correct (in the manner set forth in clauses (i) or (ii) above, as applicable) only as of such date or period.

(b)Performance by the Company. The Company shall have performed, satisfied and complied in all material respects with all covenants, agreements and conditions required by this Agreement to be performed, satisfied or complied with by the Company at or prior to the Closing Date.

(c)No Injunction. No statute, rule, regulation, executive order, decree, ruling or injunction shall have been enacted, entered, promulgated or endorsed by any court or governmental authority of competent jurisdiction which prohibits the consummation of any of the transactions contemplated by this Agreement.

(d)No Proceedings or Litigation. No action, suit or proceeding before any arbitrator or any governmental authority shall have been commenced, and no investigation by any governmental authority shall have been threatened, against the Company or any subsidiary, or any of the officers, directors or Affiliates of the Company or any subsidiary seeking to restrain, prevent or change the transactions contemplated by this Agreement, or seeking damages in connection with such transactions.

(e)Security Authorized. The Security and the Underlying Shares will have been duly authorized by all necessary corporate action of the Company.

Article VI
INDEMNIFICATION

Section 6.01General Indemnity.

(a)Indemnification by the Company. The Company will indemnify and hold harmless the Purchaser and each Person who controls the Purchaser within the meaning of Section 15 of the Securities Act or Section 20(a) of the Exchange Act from and against any losses, claims, damages, liabilities and expenses (including reasonable costs of defense and investigation and all attorneys’ fees) to which the Purchaser and each such controlling Person may become subject, under the Securities Act, the Exchange Act or otherwise, insofar as such losses, claims, damages, liabilities and expenses (or actions in respect thereof) (collectively, “Losses,” and each, a “Loss”) arise out of or are based upon (i) any untrue statement or alleged untrue statement of a material fact contained, or incorporated by reference, in the Registration Statement relating to the Underlying Shares (including any prospectus relating thereto), or any amendment or supplement to it or (ii) the omission or alleged omission to state in the Registration Statement or any document incorporated by reference in the Registration Statement, a material fact required to be stated therein or necessary to make the statements therein not misleading. Pursuant to Section 6.02 hereof, the Company will reimburse the Purchaser and each such controlling Person promptly upon demand for any documented, out-of-pocket legal or other costs or expenses reasonably incurred by the Purchaser or such controlling Person in investigating, defending against, or preparing to defend against any such Loss.

Article VII
TERMINATION

Section 7.01Term, Termination by Mutual Consent. Unless earlier terminated as provided hereunder, this Agreement shall terminate automatically on the date the Purchaser shall have purchased the Security; provided that (i) the provisions of Article IV shall terminate on the End Date, and (ii) the provisions of Articles VI, and VIII shall survive termination. This Agreement may be terminated at any time by mutual written consent of the Parties, effective as of the date of such mutual written consent unless otherwise provided in such written consent.

Article VIII
MISCELLANEOUS

Section 8.01Fees and Expenses. Each Party shall bear its own fees and expenses related to the transactions contemplated by this Agreement. The Company shall pay all reasonable attorneys’ fees and expenses incurred by the Purchaser in connection with any amendments, modifications or waivers of this Agreement. The Company shall pay all stamp or other similar taxes and duties levied in connection with the initial issuance of the Security and the Underlying Shares.

Section 8.02Specific Enforcement, Consent to Jurisdiction.

(a)The Company and the Purchaser acknowledge and agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that either Party shall be entitled to an injunction or injunctions from any court of competent jurisdiction or arbitral authority to prevent or cure breaches of the provisions of this Agreement by the other Party and to enforce specifically the terms and provisions hereof; such right is in addition to any other remedy to which either Party may be entitled by law or equity, without the necessity of posting a bond or other security or the burden of proving actual damages.

(b)Each of the Parties (i) hereby irrevocably submits to the jurisdiction of the United States District Court and other courts of the United States sitting in the State of New York for the purposes of any suit, action or proceeding arising out of or relating to this Agreement, and (ii) hereby waives, and agrees not to assert in any such suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of such court, that the suit, action or proceeding is brought in an inconvenient forum or that the venue of the suit, action or proceeding is improper. Each of the Company and the Purchaser consents to process being served in any such suit, action or proceeding by sending by electronic mail a copy thereof to such Party at the address in effect for notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing in this Section 7.02(b) shall affect or limit any right to serve process in any other manner permitted by law.

Section 8.03Entire Agreement; Amendment. This Agreement represents the entire agreement of the Parties with respect to the subject matter hereof and thereof, and there are no promises, undertakings, representations or warranties by either Party relative to subject matter hereof not expressly set forth herein. No provision of this Agreement may be amended other than by a written instrument signed by both Parties.

Section 8.04Notices. Any notice, demand, request, waiver or other communication required or permitted to be given hereunder shall be in writing, delivered by electronic mail to the address designated below, and shall be effective on the date that the email is received. However, if the time of deemed receipt of any notice is not before 5:30 p.m. local time on a business day at the address of the recipient it is deemed to have been received at the commencement of business on the next business day. The address for such communications shall be:

If to the Company: ATLASCLEAR HOLDINGS CORPORATION
Attn: John Schaible
Email: jschaible@atlasclear.com

With a copy (which shall

not constitute notice) to:

If to the Purchaser: TAU LLC
Attn: David Snyder
Email: dsnyder@magellanglobal.net

With a copy (which shall

Either Party hereto may from time to time change its address for notices by giving at least ten (10) days’ advance written notice of such changed address to the other Party hereto.

Section 8.05Waivers. No waiver by either Party of any default with respect to any provision, condition or requirement of this Agreement shall be deemed to be a continuing waiver in the future or a waiver of any other provisions, condition or requirement hereof, nor shall any delay or omission of either Party to exercise any right hereunder in any manner impair the exercise of any such right accruing to it thereafter. No provision of this Agreement may be waived other than in a written instrument signed by the Party against whom enforcement of such waiver is sought.

Section 8.06Headings. The article, section and subsection headings in this Agreement are for convenience only and shall not constitute a part of this Agreement for any other purpose and shall not be deemed to limit or affect any of the provisions hereof.

Section 8.07Successors and Assigns; Third-Party Beneficiary. Neither party may assign this Agreement to any Person without the prior consent of the other party; provided that without the consent of the other, the Purchaser may assign its rights and obligations under this Agreement to an Affiliate of the Purchaser that is Controlled by the Purchaser. In the event of any transaction (including by way of merger, consolidation, combination or otherwise) involving the Company or an Affiliate thereof, this Agreement shall be automatically assigned to the Successor Company, and the Parties agree that the terms of this Agreement shall be construed to give effect to such assignment, including, without limitation, that: (x) the term “Company” shall be construed as “Successor Company”; and (y) the term “Underlying Shares” shall be construed as the shares of common stock (or equivalent securities) of the Successor Company. This Agreement shall be binding upon and inure to the benefit of the Parties and their successors and assigns.

Section 8.08Governing Law; Waiver of Jury Trial.

(a)This Agreement shall be governed by and construed in accordance with the internal laws of the State of New York, without giving effect to the choice of law provisions except Section 5-1401 of the New York General Obligations Law.

(b)EACH PARTY HEREBY IRREVOCABLY WAIVES ANY RIGHT IT MAY HAVE, AND AGREES NOT TO REQUEST, A JURY TRIAL FOR THE ADJUDICATION OF ANY DISPUTE HEREUNDER OR IN CONNECTION HEREWITH OR ARISING OUT OF THIS AGREEMENT OR ANY TRANSACTION CONTEMPLATED HEREBY.

Section 8.09Survival. The representations and warranties of the Company and the Purchaser contained in ARTICLE III and the covenants contained in ARTICLE IV shall survive the execution and delivery hereof until the termination of this Agreement.

Section 8.10Counterparts. This Agreement may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument and shall become effective when counterparts have been signed by each Party and delivered to the other Parties hereto, it being understood that all Parties need not sign the same counterpart.

Section 8.11Publicity. Subject to the next sentence, without the prior written consent of the Purchaser, which shall not unreasonably be withheld, delayed or conditioned, the Company may not issue a press release or otherwise make a public statement or announcement with respect to this Agreement or the transactions contemplated hereby or thereby or the existence of this Agreement (including, without limitation, by filing a copy thereof with the Commission). In the event that the Company is required by applicable law, rules or regulations (including Principal Market rules or regulations) to issue a press release or otherwise make a public statement, announcement or disclosure with respect to any of such matters, the Company shall use its commercially reasonable efforts to consult with the Purchaser on the form and substance of such press release or other disclosure.

Section 8.12 Severability. The provisions of this Agreement are severable and, in the event that any court of competent jurisdiction shall determine that any one or more of the provisions or part of the provisions contained in this Agreement shall, for any reason, be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provision or part of a provision of this Agreement, and this Agreement shall be reformed and construed as if such invalid or illegal or unenforceable provision, or part of such provision, had never been contained herein, so that such provisions would be valid, legal and enforceable to the maximum extent possible.

Section 8.13Further Assurances. From and after the date of this Agreement, upon the request of the Purchaser or the Company, each of the Company and the Purchaser shall execute and deliver such instrument, documents and other writings as may be reasonably necessary or desirable to confirm and carry out and to effectuate fully the intent and purposes of this Agreement. Each Party hereby expressly agrees that, in the event that any action or determination of the Commission or other regulatory or governmental authority, or the refusal or failure of any other governmental approval, would or does prohibit or otherwise materially interfere with the ability of the Parties to effect the transactions contemplated by this Agreement in the manner contemplated by and described in it, each such Party shall use its good-faith best efforts to resolve and cure such condition, including, without limitation, by amending this Agreement to the extent necessary therefor.

[Signature Page Follows]

IN WITNESS WHEREOF, the Parties hereto have caused this Agreement to be duly executed by their respective authorized officer as of the date first above written.

ATLASCLEAR HOLDINGS CORPORATION

By:	/s/ John M. Schaible
Name:	John M Schaible
Title:	Authorized Officer

TAU INVESTMENT PARTNERS LLC

By:	/s/ Vinode Ramgopal
Name:	Vinode Ramgopal
Title:	Member

[Signature Page to Security Purchase Agreement]